EX-34.8
(logo)CURCIO
WIESELTHIER
& COHEN

CERTIFIED PUBLIC ACCOUNTANTS PC 551 FIFTH AVENUE NEW YORK NY 10176
TEL: 212 557-9800 * FAX: 212 557-9819 * website: www.gsccpa.com


Report of Independent Registered Public Accounting Firm

Board of Directors
Park Bridge Lender Services LLC
New York, NY


We have examined management's assertion, included in the accompanying Management's Certification Regarding Compliance with Applicable Servicing Criteria ("Management's Report"), that Park Bridge Lender Services LLC (the "Company") complied with the servicing criteria set forth in Item 1122(d) of the U.S. Securities and Exchange Commission's Regulation AB as of and for the year ended December 31, 2012, except for those criteria noted as not applicable (N/A) within Exhibit A to Management's Report. The transactions covered by this report are only those transactions processed by the Company in its capacity as trust advisor or operating advisor for the asset backed securities transactions (the "Platform"). Reference Exhibit B to Management's Report for the transactions covered by this examination. Management is responsible for the Company's compliance with the applicable servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the applicable servicing criteria for the Platform based on our examination.

Our examination was conducted in accordance with the standards for attestation engagements established by the American Institute of Certified Public Accountants as adopted by the Public Company Accounting Oversight Board (United States) and, accordingly, including examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria for the Platform and performing such other procedures as we considered necessary under the circumstances. Our examination included testing selected asset-backed transactions and securities constituting the Platform and evaluating whether the Company performed servicing activities related to those transactions and securities in compliance with the applicable servicing criteria for the period covered by this report. Accordingly, our testing may not have included servicing activities related to each asset-backed transaction or security included within the Platform. Further, our examination was not designed to detect material noncompliance that may have occurred prior to the period covered by this report and that may have affected the Company's servicing activities during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the applicable servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria identified in Exhibit A with respect to the transactions identified in Exhibit B to Management's Report as of and for the year ended December 31, 2012, for the Platform, is fairly stated in all material aspects.

/s/ Curcio, Wieselthier & Cohen, C.P.A.'s, P.C.


Curcio, Wieselthier & Cohen, C.P.A.'S, P.C.
New York, NY
February 11 , 2013


MEMBER OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS


(page)


Exhibit A

Regulation AB Section 229.1122(d) Servicing Criteria

                                                                              Applicability/Compliance
Regulation AB      Servicing Criterion                           COMM        COMM        UBS-B        COMM        COMM
Reference                                                        2012-       2012-       2012-C3      2012-       2012-
                                                                 LC4         CCRE2                    CCRE4       CCRE5
1122(d)(1)(i)      Policies and procedures are instituted        NA          NA          NA           NA          NA
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities          NA          NA          NA           NA          NA
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
                   activities.

1122(d)(1)(iii)    Any requirements in the transaction           NA          NA          NA           NA          NA
                   agreements to maintain a back-up servicer
                   for the pool assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and                NA          NA          NA           NA          NA
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.

1122(d)(2)(i)      Payments on pool assets are deposited         NA          NA          NA           NA          NA
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   of receipt, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on       NA          NA          NA           NA          NA
                   behalf of an obligor or to an investor
                   are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees               NA          NA          NA           NA          NA
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances, are made,
                   reviewed and approved as specified in
                   the transaction documents

1122(d)(2)(iv)     The related accounts for the                  NA          NA          NA           NA          NA
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
                   the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at       NA          NA          NA           NA          NA
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Section
                   240.13k-1(b)(1) of this chapter.

1122(d)(2)(vi)     Unissued checks were safeguarded so as        NA          NA          NA           NA          NA


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                   to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a             NA          NA          NA           NA          NA
                   monthly basis for all asset-backed
                   securities-related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations: (A) are mathematically
                   accurate; (B) are prepared within 30
                   calendar days after the bank statement
                   cutoff date, or such other number of days
                   specified in the transaction agreements;
                   (C) are reviewed and approved by someone
                   other than the person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling items.
                   These reconciling items are resolved
                   within 90 calendar days of their original
                   identification, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(3)(i)(A)   Reports to investors, including those         APPL        APPL        APPL         APPL        APPL
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports are prepared in accordance
                   with time frames and other terms set
                   forth in the transaction agreements.

1122(d)(3)(i)(B)   Reports to investors, including those         APPL        APPL        APPL         APPL        APPL
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements.

1122(d)(3)(i)(C)   Reports to investors, including those         APPL        APPL        NA           APPL        APPL
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports are filed with the Commission
                   as required by its rules and regulations.

1122(d)(3)(i)(D)   Reports to investors, including those         APPL        APPL        NA           APPL        APPL
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports agree with the investors' or
                   trustee's records as to the total unpaid
                   principal balance and number of pool assets
                   serviced by the servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated        NA          NA          NA           NA          NA
                   and remitted in accordance with
                   time frames, distribution priority and
                   other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii)    Disbursements made to an investor are         NA          NA          NA           NA          NA
                   posted within two business days to the
                   servicer's investor records, or such other


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                   number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the         NA          NA          NA           NA          NA
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements

1122(d)(4)(i)      Collateral or security on pool assets         NA          NA          NA           NA          NA
                   is maintained as required by the
                   transaction agreements or related
                   pool asset documents.

1122(d)(4)(ii)     Pool assets and related documents are         NA          NA          NA           NA          NA
                   safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions      NA          NA          NA           NA          NA
                   to the asset pool are made, reviewed
                   and approved in accordance with
                   any conditions or requirements in the
                   transaction agreements.

1122(d)(4)(iv)     Payments on pool assets, including any        NA          NA          NA           NA          NA
                   payoffs, made in accordance with the
                   related pool asset documents are posted
                   to the applicable servicer's obligor records
                   maintained no more than two business days
                   after receipt, or such other number of days
                   specified in the transaction agreements,
                   and allocated to principal, interest or
                   other items (e.g., escrow) in accordance
                   with the related pool asset documents.

1122(d)(4)(v)      The servicer's records regarding the          NA          NA          NA           NA          NA
                   pool assets agree with the servicer's
                   records with respect to an obligor's
                   unpaid principal balance

1122(d)(4)(vi)     Changes with respect to the terms or          NA          NA          NA           NA          NA
                   status of an obligor's pool assets (e.g.,
                   loan modifications or re-agings) are made,
                   reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
                   asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions           APPL        APPL        APPL         APPL        APPL
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with the
                   timeframes or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts        NA          NA          NA           NA          NA
                   are maintained during the period a pool
                   asset is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent pool assets including, for
                   example, phone calls, letters and payment
                   rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,


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                   illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates        NA          NA          NA           NA          NA
                   of return for pool assets with variable
                   rates are computed based on the related
                   pool asset documents.

1122(d)(4)(x)      Regarding any funds held in trust for         NA          NA          NA           NA          NA
                   an obligor (such as escrow accounts): (A)
                   such funds are analyzed, in accordance
                   with the obligor's pool asset documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements; (B) interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable pool asset
                   documents and state laws; and (C) such
                   funds are returned to the obligor within
                   30 calendar days of full repayment of the
                   related pool assets, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor         NA          NA          NA           NA          NA
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in                 NA          NA          NA           NA          NA
                   connection with any payment to be made on
                   behalf of an obligor are paid from the
                   servicer's funds and not charged to the
                   obligor, unless the late payment was due
                   to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an            NA          NA          NA           NA          NA
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the servicer, or such other number of
                   days specified in the transaction
                   agreements

1122(d)(4)(xiv)    Delinquencies, charge-offs  and               NA          NA          NA           NA          NA
                   uncollectible accounts are recognized and
                   recorded in accordance with the
                   transaction agreements

1122(d)(4)(xv)     Any external enhancement or other             NA          NA          NA           NA          NA
                   support, identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set
                   forth in the transaction agreements.



Note 1: The criteria marked as "APPL" is applicable for the related securitization transaction; however, there are no specially serviced loans serviced under the related securitization transaction during the reporting period.
        Therefore, no trust/operating advisor actions were required.

Note 2: With respect to those servicing criteria marked as "NA", the criteria were not within the scope of the Asserting
        Party's duties in the related securitization transaction.



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Exhibit B
Asserting Party's 2012 Servicing Platform by Issuer and Master Servicer



Depositor                       Public Name of Securitization                   Master Servicer                 Period of Service
Deutsche Mortgage & Asset       COMM 2012-LC4 Commercial Mortgage               Wells Fargo Bank,               March 20, 2012-
Receiving Corporation           Pass-Through Certificates                       National Association            December 31, 2012

Deutsche Mortgage & Asset       COMM 2012-CCRE2 Commercial                      Wells Fargo Bank,               August 22, 2012-
Receiving Corporation           Mortgage Pass-Through Certificates              National Association            December 31, 2012

UBS Commercial Mortgage         UBS-Barclays Commercial Mortgage                Midland Loan                    September 27, 2012-
Securitization Corp.            Trust 2012-C3, Commercial Mortgage              Services, a division of         December 31, 2012
                                Pass-Through Certificates, Series 2012-C3       PNC Bank, National
                                                                                Association

Deutsche Mortgage & Asset       COMM 2012-CCRE4 Commercial                      Wells Fargo Bank,               November 13, 2012-
Receiving Corporation           Mortgage Pass-Through Certificates              National Association            December 31, 2012

Deutsche Mortgage & Asset       COMM 2012-CCRE5 Commercial                      Midland Loan                    December 13, 2012-
Receiving Corporation           Mortgage Pass-Through Certificates              Services, a division of         December 31, 2012
                                                                                PNC Bank, National
                                                                                Association

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